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                                                                   Exhibit 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to the OneBeacon Insurance Savings Plan and the OneBeacon Insurance Supplemental Plan of White Mountains Insurance Group, Ltd. of our report dated February 9, 2001, except for Note 17, which is as of March 16, 2001, relating to the 2000 and 1999 financial statements and financial statement schedules of White Mountains Insurance Group, Ltd. and its subsidiaries.

 /s/   PricewaterhouseCoopers
       Hamilton, Bermuda
       August 24, 2001